Exhibit 1.01

QUALCOMM Incorporated
Conflict Minerals Report
Reporting Period: January 1, 2021 – December 31, 2021

We are a global leader in the development and commercialization of foundational technologies for the wireless industry. Our technologies and products1 are used in mobile devices and other wireless products, including those used in the internet of things (IoT) and automotive systems for telematics, connectivity and digital cockpit (also known as infotainment). Our inventions have helped power the growth in smartphones, which have connected billions of people. We are a leader in 3G (third generation), 4G (fourth generation) and 5G (fifth generation) wireless technologies. We derive revenues principally from sales of integrated circuit products (products), including our Snapdragon® family of highly-integrated, system-based solutions, and licensing of our intellectual property, including patents and other rights.
Qualcomm Incorporated includes our licensing business and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions, and substantially all of our products and services businesses, including our integrated circuit business. In this document, the words “we,” “our” and “us” refer only to Qualcomm Incorporated, Qualcomm Technologies, Inc. and/or their subsidiaries.
This Conflict Minerals Report (this Report) contains forward-looking statements regarding our business, products and our efforts to mitigate the risk that conflict minerals (as defined below) in our products directly or indirectly finance or benefit armed groups (identified as a perpetrator of serious human rights abuses) in the Democratic Republic of the Congo (the DRC) or an adjoining country (a country that shares an internationally recognized border with the DRC). The DRC and adjoining countries are collectively referred to as the “Covered Countries.” The Covered Countries include Angola, Burundi, Central Africa Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. Words such as “expects,” “intends,” “believes,” “strives” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters that are not historical are forward-looking statements.
Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate or incomplete; and the risk that smelters or refiners (processing facilities) may not participate in the Responsible Minerals Assurance Process (RMAP), which is a voluntary initiative in which independent third parties audit processing facilities’ procurement and processing activities and determine if the processing facilities maintain sufficient documentation to reasonably demonstrate conflict free sourcing; as well as risks discussed under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, including those related to our dependence on a limited number of third-party suppliers, the operation and control of our manufacturing facilities, and our being subject to government regulations and policies. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this
1 All of our products referenced herein, including but not limited to Qualcomm Snapdragon, Qualcomm Hexagon and Qualcomm Adreno, are products of Qualcomm Technologies, Inc. and/or its subsidiaries.

Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report. Throughout this Report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this Report unless specifically identified as such.

Background
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the United States Securities and Exchange Commission (SEC) promulgated a rule (the Final Rule) requiring certain companies with conflict minerals (columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten) that are necessary to the functionality or production of a product manufactured by or for that company to, among other things, disclose annually whether any of those conflict minerals originated in the Covered Countries; and if so, to submit a report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.
The Responsible Business Alliance (RBA) and the Global e-Sustainability Initiative (GeSI) established an initiative that is known as the Responsible Minerals Initiative (RMI). The RMI, which is comprised of over 430 companies from multiple industries, together with the RBA and GeSI, strive to provide companies with tools and resources to make sourcing decisions that improve regulatory compliance and support responsible sourcing from conflict-affected and high-risk areas.
We are a full member of the RBA, have adopted the RBA Code of Conduct and expect all of our direct suppliers to act in accordance with this Code of Conduct. By employing RBA tools and working collaboratively with our peers, we are working to improve transparency and sustainability in the global electronics supply chain. We actively participate in and support responsible sourcing initiatives of the RMI.
We, along with many other companies, rely on the RMI’s RMAP to verify processing facilities as not directly or indirectly financing or benefiting armed groups in the Covered Countries (RMAP-Conformant). The RMI also recognizes responsible sourcing practices of processing facilities that have been accredited by the London Bullion Market Association (LBMA) or certified by the Responsible Jewellery Council (RJC).

Summary
In accordance with the Final Rule, we conducted in good faith a reasonable country of origin inquiry (RCOI) that was reasonably designed to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources.
Based on our RCOI, we believe that some of the necessary conflict minerals used in our products originated in one or more of the Covered Countries (and are not from recycled or scrap sources). Accordingly, we exercised due diligence to determine the source and chain of custody of these conflict minerals. Our due diligence was designed to conform to an internationally recognized due diligence framework, specifically the Organisation for Economic Co-operation and Development (OECD) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas,” 3rd edition (2016) (OECD Guidance).
Following the exercise of our due diligence (which is inherently subject to and limited by our ability to obtain reliable mine or location of origin information for conflict minerals that are used specifically in our products), we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

Product Description
Our products are sold to manufacturers that use our products in a broad range of devices, from low-tier, entry-level devices primarily for emerging regions to premium-tier devices, including but not limited to mobile devices (primarily smartphones), tablets, laptops, XR headsets, data modules, gaming devices, voice and music devices, wearable devices, wireless access points and routers, broadband gateway equipment, data cards and infrastructure equipment, sensor hubs and other industrial equipment and automotive systems for telematics, connectivity and digital cockpit.
The Snapdragon family of highly-integrated, system-based solutions include the Snapdragon® mobile, compute, sound and automotive platforms. Each platform consists of application processors and wireless connectivity capabilities, including our cellular modem that provides core baseband modem functionality for voice and data communications, non-cellular wireless connectivity (such as Wi-Fi and Bluetooth®) and global positioning functions. Our Snapdragon application processor functions include CPU security, graphics, display, audio, video, camera and artificial intelligence (AI). Our CPUs are designed based on the ARM architecture and are designed to deliver high levels of compute performance with optimized power consumption. Our Qualcomm® Hexagon™ processors are designed to support a variety of signal processing applications, including AI, audio and sensor processing. Our Qualcomm® Adreno™ graphics processing units are designed to deliver high quality graphics performance for visually rich 3D gaming and user interfaces. In addition to the highly integrated core SoC (system on chip), we also design and supply supporting components, including the RF (radio frequency) transceiver, PM (power management), audio, codecs, speaker amps and additional wireless connectivity integrated circuits. Our portfolio of RF products includes Qualcomm® radio frequency front-end (RFFE) components that are designed to simplify the RF design for 5G front-end, LTE multimode and multiband mobile devices, including sub-6 GHz and millimeter wave devices, to reduce power consumption and to improve radio performance.
Our wireless connectivity products also consist of integrated circuits and system software products for Wi-Fi, Bluetooth and frequency modulation (FM), as well as technologies that support location data and services, including GPS, GLONASS, Galileo, NavIC and BeiDou. Our wireless connectivity products provide additional connectivity for mobile devices, tablets, laptops, XR headsets, voice and music devices, wearable devices, automotive telematics, digital cockpit, utility meters, logistic trackers and industrial sensors, in addition to other IoT devices and applications.

Description of Supply Chain
During the reporting period, other than for certain of our RFFE modules and RF filter products, we utilized a fabless production model in the manufacturing of our integrated circuits, which means that we did not own or operate foundries for the production of silicon wafers from which our integrated circuits were made. Therefore, we primarily rely on third parties to perform the manufacturing and assembly, and most of the testing, of our integrated circuits based primarily on our proprietary designs and test programs. Our suppliers also are responsible for the procurement of most of the raw materials used in the production of our integrated circuits. Integrated circuits are die cut from silicon wafers that have completed the package assembly and test manufacturing processes. The semiconductor package supports the electrical contacts that connect the integrated circuit to a circuit board. Die cut from silicon wafers are the essential components of all of our integrated circuits and a significant portion of the total integrated circuit cost. We employ both turnkey and two-stage manufacturing models to purchase our integrated circuits. Under the turnkey model, our foundry suppliers are responsible for delivering fully assembled and tested integrated circuits. Under the two-stage manufacturing model, we purchase die in singular or wafer form from semiconductor manufacturing foundries and contract with separate third parties for manufacturing services such as wafer bump, probe, assembly and the majority of our final test requirements.

We primarily used internal fabrication facilities to manufacture certain RFFE modules and RF filter products, and our manufacturing operations consist of front-end and back-end processes. The front-end processes primarily take place at our manufacturing facilities located in Germany and Singapore and involve the imprinting of substrate wafers with the structure and circuitry required for the products to function (also known as wafer fabrication). The back-end processes include the assembly, packaging and test of RFFE modules and RF filter products and their preparation for distribution. Our back-end manufacturing facilities are located in China and Singapore.
Certain materials purchased by our direct suppliers may come directly or indirectly from processing facilities that treat ores, concentrates, slags or secondary materials. Because we do not purchase any materials directly from these processing facilities, we must rely on the information provided by our direct suppliers and the RMI or other industry organizations in order to prepare this Report.

Policy on Responsible Sourcing of Minerals
Our policy on responsible sourcing of minerals communicates the expectation that our direct suppliers obtain materials from environmentally and socially responsible sources, including conflict free sources within the Covered Countries (available at: https://www.qualcomm.com/company/corporate-responsibility/responsible-business/sustainable-product-design/conflict-free-minerals).

Reasonable Country of Origin Inquiry
To conduct our RCOI and obtain sourcing information from our direct suppliers, we used the RMI Conflict Minerals Reporting Template (CMRT). We requested this information from 100% of our direct suppliers that may provide necessary conflict minerals in our products to determine whether any of these materials originated in the Covered Countries. We received CMRT responses from 100% of the direct suppliers of our products.
Our RCOI considered the countries of origin information obtained from our direct suppliers as well as RMAP-Conformant processing facilities’ country of origin data available to RMI members. Based on these sources of country of origin information, approximately 7% (17) of the processing facilities reported by our direct suppliers were confirmed as sourcing conflict minerals from the Covered Countries.

Design of Due Diligence
Our due diligence measures have been designed to conform, in all material respects, to the framework provided by the OECD Guidance.
OECD Step 1: Establish Strong Company Management Systems
•We publicly communicate our policy on responsible sourcing of materials on our website.
•We maintain a conflict minerals working group with representation from our finance, government affairs, internal audit, legal, regulatory, quality and supply chain departments, which report on compliance activities to executive management and the Audit Committee of our Board of Directors.
•We include conflict free minerals requirements in purchasing documents to direct suppliers.
•We maintain a public contact form on our website for general inquiries and grievances regarding our conflict minerals program (available at:
https://assets.qualcomm.com/Q220-WB-Contact-Us-Corporate-Responsibility.html?corporate alert=conflictfree).

OECD Step 2: Identify and Assess Risk in the Supply Chain
•We use the CMRT to review our direct suppliers’ due diligence activities, such as whether they have a conflict minerals policy, require their own suppliers to source from RMAP-Conformant processing facilities and have a review process that includes corrective action management.
•We use the CMRT to identify conflict minerals processing facilities when reported in our supply chain by our direct suppliers.
•We obtain countries of origin information (when available) for RMAP-Conformant processing facilities by relying on data provided by our direct suppliers and the RMI.
•We conduct periodic on-site and remote assessments of select direct suppliers’ due diligence activities to validate CMRT responses and ensure our supplier requirements are being met.
OECD Step 3: Design and Implement a Strategy to Respond to Risk
•We maintain a conflict minerals risk management plan that sets forth direct supplier risk management strategies ranging from continued procurement to disengagement at the discretion of management.
•We support the development of due diligence practices through participation in RMI working groups.
•We report information on the source and chain of custody of conflict minerals in our supply chain to our conflict minerals working group, executive management and the Audit Committee of our Board of Directors.
OECD Step 4: Third-Party Audit of Processing Facilities’ Due Diligence Practices
•We use the publicly available results of the RMAP, LBMA and RJC third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain.
•We support independent third-party audits of processing facilities through our RMI membership.
OECD Step 5: Report Annually on Supply Chain Due Diligence
•We file a Specialized Disclosure Report on Form SD and Conflict Minerals Report with the SEC on an annual basis. Our Form SD and Conflict Minerals Report are also available on our website.
•We provide information regarding our conflict minerals program on our website.

Description of Due Diligence Performed
Below is a description of the measures we performed for this reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals in our products that may have originated in the Covered Countries.
•We conducted our supply chain survey on 100% of our direct suppliers that may use necessary conflict minerals in our products to determine whether any of these minerals originated in the Covered Countries or were from recycled or scrap sources.
•We determined if the processing facilities reported to us by our direct suppliers adhere to responsible sourcing practices by verifying whether they are RMAP-Conformant.
•We communicated and addressed, with our direct suppliers, instances identified in the CMRT in which our requirements were not met or quality issues were apparent. This communication reinforced our requirements to support the sourcing of materials from conflict free sources within the Covered Countries.

•We were members of non-profit and industry initiatives, including the RMI and the International Tin Research Institute Supply Chain Initiative (iTSCi) Programme.
•We reported on program activities to members of executive management and the Audit Committee of our Board of Directors.

Facilities Used to Process the Necessary Conflict Minerals in Our Products
We rely on the good faith efforts of our direct suppliers to provide us with reasonable representations of the processing facilities used to supply the necessary conflict minerals in our products. In the reporting period, 35% of our direct supplier responses represented their supply chain at a company level, 45% at a product level and 20% at a supplier-defined level (e.g., at a divisional or subsidiary level). As such, the list of processing facilities disclosed at the end of this Report may over-represent the number of processing facilities that process the conflict minerals actually contained in our products.
All processing facilities listed in this Report are reported by RMAP status in Table 1 in the section “Table of Conflict Minerals Processing Facilities” at the end of this Report.

Country of Origin of the Necessary Conflict Minerals in Our Products
Based on country of origin information provided by the RMI for RMAP-Conformant processing facilities, countries of origin of the necessary conflict minerals in our products may include: Andorra, Angola, Antigua and Barbuda, Argentina, Armenia, Australia, Austria, Azerbaijan, Bahamas, Bahrain, Bangladesh, Barbados, Belarus, Belgium, Benin, Bolivia, Bosnia & Herzegovina, Botswana, Brazil, Bulgaria, Burkina Faso, Burundi, Cameroon, Canada, Cayman Islands, Chile, China, Colombia, Costa Rica, Côte d'Ivoire, Croatia, Cuba*, Curacao, Cyprus, Czechia, Democratic Republic of the Congo, Denmark, Dominica, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Eswatini, Ethiopia, Fiji, Finland, France, French Guiana, Gabon, Georgia, Germany, Ghana, Greece, Grenada, Guatemala, Guernsey, Guinea, Guyana, Haiti, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Ireland, Israel, Italy, Japan, Jordan, Kazakhstan, Kenya, Kuwait, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Libya, Liechtenstein, Lithuania, Luxembourg, Macau, Macedonia, Madagascar, Malaysia, Mali, Malta, Mauritania, Mexico, Monaco, Mongolia, Montenegro, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Oman, Pakistan, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Qatar, Republic of Korea, Romania, Russian Federation, Rwanda, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and Grenadines, San Marino, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Sint Maarten, Slovakia, Slovenia, Solomon Islands, South Africa, Spain, Sri Lanka, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Turks and Caicos, Uganda, Ukraine, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam, Virgin Islands, Yemen, Zambia and Zimbabwe.

* Minerals from this country were substantially transformed before being incorporated into finished products. Such substantial transformation of the minerals happened outside of the United States by a person other than a United States person.

Our Efforts to Determine the Mine or Location of Origin of the Necessary Conflict Minerals in Our Products
We requested location of mine and location of origin information for the necessary conflict minerals contained in our products from each of our direct suppliers using the CMRT. In some instances, our direct suppliers reported the name or location of the mine. However, many of our direct suppliers were unable to obtain reliable mine or location of origin data for the necessary conflict minerals used in our products.

Steps We Have Taken to Mitigate the Risk that the Necessary Conflict Minerals in Our Products Benefit Armed Groups
We have worked with our direct suppliers on responsible sourcing and have actively participated in responsible sourcing initiatives of the RMI, as we continue to strive towards our goal of having the processing facilities that may supply conflict minerals contained in our products be 100% RMAP-Conformant. Additional information regarding the steps we have taken to mitigate the risk that conflict minerals that may be contained in our products benefit armed groups in the Covered Countries can be found under the sections “Design of Due Diligence” and “Description of Due Diligence Performed” above.
Figure 1 displays the RMAP status of processing facilities for our products in our supply chain from reporting years 2019 through 2021.
Figure 1: 2019-2021 Processing Facilities by RMAP Status

300
250
200
150
100
50
0
Number of processing Facilities
4
258
4
241
7
237
2019
2020
2021
RMAP-Conformant
RMAP-Active
Non-Participating

Note: RMAP-Conformant processing facilities are audited and found conformant with the relevant RMAP standard and include processing facilities currently undergoing a re-audit or processing facilities certified by the LBMA or RJC. RMAP-Active processing facilities have committed to undergo an RMAP audit but are not yet conformant. Non-Participating processing facilities meet or have met the definition of a smelter or refiner under the relevant RMAP standard but are not participating in the RMAP.

Steps We Will Take to Mitigate the Risk that the Necessary Conflict Minerals in Our Products Benefit Armed Groups
During reporting year 2022, we intend to conduct the following due diligence activities to continue to mitigate the risk that the necessary conflict minerals in our products directly or indirectly finance or benefit armed groups in the Covered Countries:

1.Engage with direct suppliers, processing facilities and the RMI to encourage Non-Participating processing facilities to become RMAP-Conformant;
2.Strive to use only direct suppliers that source from RMAP-Conformant processing facilities for our products;
3.Conduct on-site verification assessments of certain suppliers’ due diligence activities;
4.Conduct due diligence on new businesses acquired to assess the risk of conflict minerals in the acquired businesses’ supply chain; and
5.Participate in the following industry coalitions’ and non-governmental organizations’ efforts to support the responsible sourcing of minerals: RBA, RMI and ITRI (International Tin Research Institute).

Table of Conflict Minerals Processing Facilities
The processing facilities listed in Table 1 are processing facilities reported by our direct suppliers during the reporting period.
Table 1. Processing Facilities as of January 31, 2022

Metal	Processing Facility Name	Processing Facility Country	RMAP Status
Gold	Advanced Chemical Company	UNITED STATES	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Norddeutsche Affinererie AG	GERMANY	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	CCR	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	DODUCO GmbH	GERMANY	Conformant
Gold	Dowa Kogyo k.k.	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	JCC	CHINA	Conformant
Gold	Johnson Matthey Inc.	UNITED STATES	Conformant
Gold	Johnson Matthey Limited	CANADA	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	Pan Pacific Copper Co Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conformant
Gold	Kojima Kagaku Yakuhin Co., Ltd	JAPAN	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Materion	UNITED STATES	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	Conformant
Gold	Metalurgica Met-Mex Penoles, S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Kinzoku Co., Ltd.	JAPAN	Conformant
Gold	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC Krastsvetmet	RUSSIAN FEDERATION	Conformant
Gold	Produits Artistiques de Métaux	SWITZERLAND	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant

Gold	Sempsa JP (Cookson Sempsa)	SPAIN	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Shyolkovsky	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Gold	Niihama Toyo Smelter & Refinery	JAPAN	Conformant
Gold	Tanaka Electronics (Hong Kong) Pte. Ltd.	JAPAN	Conformant
Gold	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Metallurgie Hoboken Overpelt	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	AGR (Perth Mint Australia)	AUSTRALIA	Conformant
Gold	Yamamoto Precision Metals	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Henan Zhongyuan Gold Refinery Co., Ltd.	CHINA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Geib Refining Corporation	UNITED STATES	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	KGHM Polska Miedz S.A.	POLAND	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant

Gold	BALORE REFINERSGA	INDIA	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha Southern	CHINA	Conformant
Tantalum	Exotech Inc.	UNITED STATES	Conformant
Tantalum	F & X	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	QuantumClean	UNITED STATES	Conformant
Tantalum	Yanling Jincheng Tantalum Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA (the former Yugoslav Republic of)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Active
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Active
Tin	Super Ligas	BRAZIL	Active
Tin	PT Mitra Sukses Globalindo	INDONESIA	Active
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Conformant
Tin	Alent plc	UNITED STATES	Conformant
Tin	Dowa Metaltech Co., Ltd.	JAPAN	Conformant
Tin	Empresa Metalúrgica Vinto	BOLIVIA	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	CHINA	Conformant
Tin	Kai Union Industry and Trade Co., Ltd. (China)	CHINA	Conformant
Tin	China Tin (Hechi)	CHINA	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	Conformant
Tin	Toboca/ Paranapenema	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Nanshan Tin Co. Ltd.	CHINA	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	OMSA	BOLIVIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	Brand RBT	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	Kundur Smelter	INDONESIA	Conformant
Tin	Mentok Smelter	INDONESIA	Conformant
Tin	Rui Da Hung	TAIWAN	Conformant

Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Thailand Smelting & Refining Co Ltd	THAILAND	Conformant
Tin	The Gejiu cloud new colored electrolytic	CHINA	Conformant
Tin	White Solder Metalurgica	BRAZIL	Conformant
Tin	Yunnan Adventure Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	CV Tiga Sekawan	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	Tin Technology & Refining	UNITED STATES	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	Conformant
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	Conformant
Tungsten	WBH	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Han River Pelican State Alloy Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen H.C.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	KGETS CO., LTD.	KOREA, REPUBLIC OF	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant